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                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                          ACTIVE IQ TECHNOLOGIES, INC.,

                             A MINNESOTA CORPORATION

                                       AND

                         RED WING BUSINESS SYSTEM, INC.,

                             A MINNESOTA CORPORATION

                                       AND

                       THE SHAREHOLDERS IDENTIFIED HEREIN.





                           --------------------------

                                  JUNE 6, 2001
                           --------------------------
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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into this 6th day of June, 2001, by and between ACTIVE IQ TECHNOLOGIES, INC., a Minnesota corporation ("PURCHASER"), RED WING BUSINESS SYSTEMS, INC., a Minnesota corporation (the "COMPANY"), and the persons identified on SCHEDULE I attached hereto (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS").

         WHEREAS, the Shareholders own all of the issued and outstanding capital stock (collectively, the "SHARES") of the Company; and

         WHEREAS, Purchaser desires to purchase, and the Shareholders desire to sell to Purchaser, all of the Shares on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

         1.1 Purchase of Shares from Shareholders. On the terms and subject to the conditions set forth herein, at the Closing (as defined herein), the Shareholders shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Shareholders, the Shares on the terms and subject to the conditions set forth in this Agreement. At the Closing, the Shareholders shall deliver to Purchaser certificates evidencing the Shares duly endorsed for transfer, and all such other documentation as is necessary and helpful as determined by Purchaser to transfer the Shares to Purchaser.

         1.2 Consideration for Shares. The aggregate consideration to be paid by Purchaser for the Shares shall be 400,000 shares of Purchaser common stock (the "COMMON STOCK") and cash in the amount of $1,600,000 (the "CASH CONSIDERATION," and together with the Common Stock, the "CONSIDERATION"). The Common Stock and $400,000 of the Cash Consideration (the "CLOSING PAYMENT") shall be delivered by Purchaser at Closing. Purchaser shall thereafter deliver the remaining Cash Consideration as follows: (a) $400,000 shall be delivered six (6) months from the Closing Date (the "6-MONTH PAYMENT"), (b) $400,000 shall be delivered twelve
(12) months from the Closing Date (the "12-MONTH PAYMENT"), and (c) $400,000 shall be delivered eighteen (18) months from the Closing Date (the "18-MONTH PAYMENT"). The Consideration shall be distributed pro rata to each of the Shareholders in accordance with their respective Share holdings as set forth on
SCHEDULE I.

         1.3 Adjustment to Purchase Price. The 6-Month Payment shall be reduced by the fees and expenses incurred by Purchaser in connection with the audit of the Company's financial statements by Virchow Krause & Co. LLP, or such other certified public accountants as the Purchaser shall retain. Following the Closing, Purchaser shall deliver to the Company and the Shareholders a statement identifying such audit fees and expenses.

         1.4 Closing. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Maslon Edelman Borman & Brand, LLP, at 10:00 a.m., Minneapolis time, on June 5, 2001 (the "CLOSING DATE"), unless the parties hereto agree upon a different time, date or place, provided all of the conditions to the Closing contained herein have been satisfied or waived in writing on or prior to the Closing Date.


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                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company and the Shareholders that:

         2.1 Organization and Corporate Authority. Purchaser is organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed in connection herewith by Purchaser have been (or upon execution will have been) duly executed and delivered by Purchaser, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except as the same may be subject to general principles of equity or limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws.

         2.2 Agreement Not in Breach of Other Instruments. Except as set forth on SCHEDULE 2.2 attached hereto, the execution, delivery and performance of this Agreement and all other agreements contemplated herein to be executed by Purchaser and the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, (a) any material agreement, contract, commitment, permit, indenture or other instrument to which Purchaser is a party or by which its assets are bound or (b) the Articles of Incorporation or Bylaws of Purchaser.

         2.3 Investment Representation. Purchaser is purchasing the Shares for its own account with the present intention of holding the Shares for investment purposes and not with a view to or for sale in connection with any distribution of the Shares in violation of any applicable securities law.

         2.4 No Legal Bar. Purchaser is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against Purchaser which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

         2.5 Brokers. No broker or finder has acted for Purchaser or any Affiliate of Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser or any Affiliate of Purchaser.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
             SHAREHOLDERS REGARDING THE SHAREHOLDERS AND THE SHARES

         Each of the Shareholders, jointly and severally, represents and warrants to Purchaser that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         3.1 Organization and Authority. Each Shareholder has executed and delivered this Agreement, all other agreements set forth herein or contemplated hereby and any other document or instrument delivered by the Shareholders or entered into as part of the transactions contemplated herein or hereby (the "OTHER


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AGREEMENTS") and has full and adequate authority to perform such Shareholder's obligations hereunder and thereunder. Each Shareholder is of legal capacity and has full power and authority to execute and deliver this Agreement and the Other Agreements, and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Shareholder, enforceable in accordance with its terms and conditions. None of the Shareholders is required to give notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         3.2 Title to Shares. Except as set forth in SCHEDULE 3.2, the Shareholders have good title to the Shares free and clear of any and all covenants, conditions, demands, subscriptions, commitments, warrants, proxies, restrictions, shareholder agreements, voting trust arrangements, liens, charges, encumbrances, community property or quasi-community property interests, options, adverse claims or rights whatsoever. Upon consummation of the purchase contemplated hereby, Purchaser will acquire from the Shareholders good title to the Shares, free and clear of all covenants, liabilities, obligations, conditions, demands, subscriptions, commitments, warrants, proxies, restrictions, shareholder agreements, voting trust arrangements, liens, charges, encumbrances, community property or quasi-community property interests, options, adverse claims or rights whatsoever. No person other than the Shareholders has any beneficial or legal ownership to the Shares.

         3.3 Brokerage Fees. No broker or finder has acted for any Shareholder in connection with this Agreement or the Other Agreements, and no broker or finder is entitled to any broker or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of such Shareholder.

         3.4 Agreement Not in Breach of Other Instruments. Except as set forth on SCHEDULE 3.4, the execution and delivery of this Agreement and the Other Agreements, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, (a) any agreement, contract, commitment, permit, indenture or other instrument to which any Shareholder is a party or by which any Shareholder or his, her or its assets or any of the Shares are bound, including but not limited to any trust agreement or any agreement or instrument related thereto, or (b) any law, statute or regulation or any judgment, decree, order or award of any court, governmental body or arbitrator to which any Shareholder or any of such Shareholder's Shares or assets are subject.

         3.5 No Legal Bar. None of the Shareholders is prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against any Shareholder which questions the validity of this Agreement or the Other Agreements.

         3.6 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by any or all of the Shareholders from any governmental authority in order to permit the consummation of the transactions contemplated by this Agreement or the Other Agreements have been obtained and satisfied, or will have been obtained and satisfied as of the Closing Date.

         3.7 Due Execution; Enforceability. This Agreement and the Other Agreements have been (or upon execution will have been) duly executed and delivered by each of the Shareholders and has been effectively authorized by all necessary action, corporate or otherwise, and, constitute (or upon execution will constitute) legal, valid and binding obligations of each of the Shareholders enforceable in accordance with their respective terms, except as the same may be subject to general principles of equity or limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws.


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         3.8 No Other Agreements to Sell the Assets or Capital Stock of the
Company or its Subsidiaries. Except as set forth on SCHEDULE 3.8 attached hereto, none of Shareholders, the Company or its Subsidiaries has any legal obligation, absolute or contingent, to any other person or entity to sell or effect a sale of the assets of the Company or its Subsidiaries, to sell or effect a sale of any of the capital stock of the Company or its Subsidiaries or to effect any merger, consolidation or other reorganization of the Company or its Subsidiaries or to enter into any agreement or cause the entering into of an agreement with respect thereto.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF THE
             SHAREHOLDERS REGARDING THE COMPANY AND ITS SUBSIDIARIES

         Each of the Shareholders, jointly and severally, represents and warrants to Purchaser that, the following representations and warranties are true and correct as of the date hereof and will be, as of the Closing Date, true and correct:

         4.1 Organization, Authority and Purpose. The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business as it is now, and has since its formation has been, conducted and is duly authorized to own the properties and assets it now owns. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the state of its incorporation and each has the requisite corporate power and authority to carry on its business as it is now, and has since formation been, conducted and is duly authorized to own the properties and assets it now owns. The Company and each Subsidiary are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of their businesses or the ownership of their properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any matter which, either individually or in the aggregate, could or does have a material adverse effect on the Shares or the assets, business, financial condition, results of operations or prospects of the Company or its Subsidiaries. Each jurisdiction in which each of the Company and its Subsidiaries are qualified to do business as a foreign corporation is listed in
SCHEDULE 4.1. Except as set forth in SCHEDULE 4.1, neither the Company nor its Subsidiaries owns, of record or beneficially, or control, directly or indirectly, any equity interest in any entity. The Company and its Subsidiaries each have full power and authority to perform its obligations under this Agreement and the Other Agreements and no other authority, whether by directors, shareholders or otherwise, is necessary to execute, deliver or consummate this Agreement or the Other Agreements. SCHEDULE 4.1 lists and describes each and every predecessor (whether direct or indirect) corporation or entity to the Company or its Subsidiaries and describes each and every assumed name or trade name such predecessors, the Company or its Subsidiaries have used or had rights to during the past ten (10) years. For purposes of this Agreement, the term "SUBSIDIARY" or "SUBSIDIARIES" shall mean any entity or entities, respectively, with respect to which the Company beneficially owns more than 50 percent of the outstanding equity of such entity.

         4.2 Financial Statements. SCHEDULE 4.2 contains the unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2001, and the related statements of earnings, equity and cash flows for the fiscal years then ended and the notes related thereto (the "FINANCIAL STATEMENTS"). The Financial Statements, subject to the exceptions hereinafter set forth in this SECTION 4.2, (i) were prepared in accordance with the books and records of the Company and its Subsidiaries, respectively; (ii) were prepared in accordance with accounting principles consistently applied, consistent with past practices; (iii) fairly present the Company's and its Subsidiaries' respective financial condition and the results of their operations as at the relevant dates thereof and for the periods covered thereby; and (iv) are true and


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accurate. For purposes of this Agreement, "BALANCE SHEET" means the balance sheets of each of the Company and its Subsidiaries as of March 31, 2001 (the "BALANCE SHEET DATE").

         4.3 Absence of Certain Changes. Except as set forth on SCHEDULE 4.3, since the Balance Sheet Date, each of the Company and its Subsidiaries has conducted its business in the ordinary course of business substantially consistent with past practice and there has not been (i) any declaration or payment of distributions or dividends by the Company or its Subsidiaries or any intercompany transfer of assets of any kind whatsoever by the Company or its Subsidiaries; (ii) any transaction not in the ordinary course of business (for purposes of this Agreement, "ordinary course of business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency)); (iii) any change in the business, results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or business of the Company or its Subsidiaries that has had or is reasonably likely to have, with the passage of time or otherwise, a Material Adverse Effect; (iv) any damage, destruction or loss, whether or not covered by insurance, which has had or is reasonably likely to have, with the passage of time or otherwise, a Material Adverse Effect; (v) any sale or transfer of any of their assets or any cancellation of any debts, rights or claims, except sales in the ordinary course of business of inventory or immaterial amounts (not in excess of $5,000 in the aggregate) of other tangible personal property not required in their respective businesses; (vi) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind, except liens for taxes not due, of any of their properties or assets; (vii) any material amendment, modification or termination of any material contract or agreement to which the Company or its Subsidiaries is a party; (viii) any increase in, or commitment to increase, the compensation payable or to become payable to any employee or agent of the Company or its Subsidiaries or any bonus payment or similar arrangement made to or with any of such employees or agents, except with the prior written consent of Purchaser other than those undertaken in the ordinary course of business in connection with annual salary reviews consistent with past practices which, in the aggregate, have not increased annual payroll by more than $25,000 and, individually, with respect to any employee, has not increased annual compensation by $10,000; (ix) any incurrence of, assumption of, or taking of any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and consistent with past practice;
(x) any alteration in the manner of keeping the books, accounts or records of the Company or its Subsidiaries, or in the accounting practices therein reflected; (xi) any issuance or sale of any interests, including but not limited to equity and debt, in or of the Company or its Subsidiaries, or any issuance or sale of securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any interests in or of the Company or its Subsidiaries, or any agreements entered into obligating the Company or its Subsidiaries to issue, sell, redeem, repurchase or acquire any such interests;
(xii) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or its Subsidiaries or any lockouts, strikes, slowdowns, work stoppages, or threats thereof by or with respect to such employees; (xiii) any notice from any customer or customers or supplier or suppliers, as to such customer or supplier's intention not to conduct business with the Company or its Subsidiaries, the results of which loss or losses of business or supplies, individually or in the aggregate, has had, or may reasonably be expected to have, with the passage of time or otherwise, a Material Adverse Effect; (xiv) any adoption of, amendment to or termination of any Employee Plans (as defined herein); or (xv) any other event or condition of any character which has had or may reasonably be expected to have, with the passage of time or otherwise, a Material Adverse Effect.

         4.4 Charter Documents. Attached as SCHEDULE 4.4 are true and correct copies of the Articles of Incorporation, all amendments thereto, and the Bylaws of the Company and its Subsidiaries, in each case as in effect on the date hereof. The Shareholders or the Company have provided Purchaser with all the corporate minutes of the Company and its Subsidiaries. All such documents have been maintained in accordance with good business and record keeping practices and in compliance with all applicable laws, regulations and procedures.


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         4.5 Real Property. Neither the Company nor its Subsidiaries has sold, transferred, assigned, gifted or otherwise disposed of any interest in any real property to any person or entity in the ten year period preceding the date of this Agreement. Neither the Company nor its Subsidiaries owns or has any interest, contingent or otherwise in or to any real property, other than the Lease (as hereinafter defined).

         4.6 Leaseholds. Other than the lease (the "LEASE") described on
SCHEDULE 4.6 relating to the real property described therein (the "LEASED PROPERTY"), neither the Company nor its Subsidiaries leases or subleases any real property from any person or entity. With respect to the Lease:

                  (a) The Company, through the Lease, has, to the best of the Company's and each Shareholder's knowledge, a valid written leasehold interest in all of the Leased Property;

                  (b) The Lease is, to the best of the Company's and each Shareholder's knowledge, legal, valid, binding, enforceable, and in full force and effect;

                  (c) The Lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (d) Except as set forth on SCHEDULE 4.6(d), no action of any kind is necessary or required by the Company or its Subsidiaries (or any other person, entity or government body), including but not limited to obtaining consent, with respect to such Leased Property or the Lease, in connection with the transactions contemplated by this Agreement;

                  (e) The Company is not in breach or default, and, to the best of the Company's and each Shareholder's knowledge, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (f) To the best of the Company's and each Shareholder's knowledge, no party to the Lease has repudiated any provision thereof;

                  (g) There are no disputes, oral agreements, or forbearance programs in effect as to the Lease;

                  (h) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Lease;

                  (i) All facilities leased under the Lease are supplied with utilities and other services necessary for the operation of said facilities;

                  (j) (i) there are no pending or, to the knowledge of the Company and each Shareholder, threatened or contemplated condemnation proceedings, lawsuits, administrative actions, or proceedings relating to the Leased Property or otherwise affecting adversely the current use, occupancy, or value thereof; and (ii) neither the Company nor any Shareholder has received notice of or has knowledge of (without independent investigation) any proposed or pending public improvements project(s), the cost of which a governmental agency may assess against the Leased Property;

                  (k) To the best of the Company's and each Shareholder's knowledge, no violation of any law (including but not limited to Environmental Laws), regulation, ordinance, permit, license, certificate or other governmental requirement (including without limitation, laws, regulations or ordinances relating to zoning or city planning) relating to the Leased Property presently exists


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         other than for violations, which have not had and will not have with the passage of time or otherwise, individually or in the aggregate, a Material Adverse Effect;

                  (l) To the best of the Company's and each Shareholder's knowledge, all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership and operation thereof and have been operated and maintained in accordance with applicable laws (including but not limited to Environmental Laws), rules, and regulations, except for noncompliance which has not had, and will not have with the passage of time or otherwise, individually or in the aggregate, a Material Adverse Effect;

                  (m) Other than the Lease, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of any parcel of Leased Property;

                  (n) There are no parties (other than the Company or any of its Subsidiaries) in possession of the Leased Property;

                  (o) To the best of the Company's and each Shareholder's knowledge, there has been no labor or materials furnished to the Leased Property for which payment has not been paid;

                  (p) There are no wells located on the Leased Property;

                  (q) The Leased Property is sufficient for the conduct of the business as is currently being carried out by the Company and its Subsidiaries and is consistent with past practices;

                  (r) The Company and its Subsidiaries have maintained the improvements on the Leased Property in a manner consistent with the ongoing requirements of their respective businesses and have not altered such maintenance practices in anticipation of the transactions contemplated hereby; and

                  (s) All facilities located on the Leased Property are supplied with utilities and other services necessary for the operation of such facilities, including (if necessary) gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are, to the best of the Company's and each Shareholder's knowledge, adequate in accordance with all applicable laws, ordinances, rules, and regulations.

         4.7 Tangible Personal Property. Except as set forth in SCHEDULE 4.7:

                  (a) The Company and its Subsidiaries have good title to each item of tangible personal property owned by them free and clear of any and all Security Interests, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, charges and restrictions of any kind ("LIENS");

                  (b) Each item of tangible personal property not owned by the Company or its Subsidiaries is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company and the owner or lessor thereof, the obligations of the Company to such owner or lessor will be discharged;

                  (c) The tangible personal property owned or used by each of the Company and its Subsidiaries is sufficient for the proper conduct of its business as heretofore conducted;


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                  (d) The Company and its Subsidiaries have maintained the
         tangible personal property owned or leased by them and material to their respective businesses in a manner consistent with the ongoing requirements of their respective businesses and have not altered such maintenance practices in anticipation of the transactions contemplated hereby;

                  (e) The Company and its Subsidiaries own or otherwise have the right to use all of the tangible personal property currently in the operation of its business; and

                  (f) Neither the Company nor its Subsidiaries has any material contract, letter of intent or proposal relating to the acquisition or divestiture of tangible personal property.

         4.8 Capitalization. The Company is authorized to issue 1,000,000 shares of Common Stock, no par value, and no other capital stock or other equity or debt interests. Of its authorized capital stock, 65,634 shares of Common Stock are issued and outstanding, all of which are owned, of record and beneficially, by the Shareholders in such amounts as set forth in SCHEDULE 4.8. All of the Shares have been duly authorized and are validly issued, fully paid and nonassessable. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or, other rights to purchase from the Company or any other person or entity any capital stock of the Company or its Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company. There are no outstanding obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or securities convertible into such capital stock.

         4.9 Subsidiaries. SCHEDULE 4.9 sets forth for each Subsidiary: (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. The Company or its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its subsidiaries that could require any Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. Neither the Company nor its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, limited liability company, limited liability partnership, partnership, trust, or other business association which is not a Subsidiary.

         4.10 Agreement Not in Breach of Other Instruments. Except as set forth in SCHEDULE 4.10, neither the execution and delivery of this Agreement or the Other Agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of the terms hereof or thereof, will (a) violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with (i) any agreement, contract, commitment, permit, indenture or other instrument to which any of the Company or its Subsidiaries is a party or by which any of the Company or its Subsidiaries or any of their assets, are bound, or give rise to any right of termination, cancellation or acceleration under any such agreement, contract, commitment, permit, indenture or other instrument by any party thereto, (ii) the


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bylaws, articles/certificate of incorporation or shareholder agreements of any of the Company or its Subsidiaries or (iii) any law, statute or regulation, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to any of the Company or its Subsidiaries; or (b) result in the creation or imposition of any lien, charge, pledge, Security Interest or encumbrance of any kind on any asset of any of the Company or its Subsidiaries.

         4.11 Insurance. SCHEDULE 4.11 sets forth a true and correct list of all insurance policies of any nature whatsoever, including self-insurance plans, currently maintained by the Company or its Subsidiaries or maintained by a Shareholder and covering the Company or its Subsidiaries or the Company's or its Subsidiaries' assets, and the annual or other premiums payable from time to time thereunder. All such policies of the Company and its Subsidiaries (i) are issued by insurance companies reasonably believed by the Shareholders to be financially sound and reputable and are in full force and effect; (ii) are sufficient (in form, amount and otherwise) for compliance with all requirements of law and of all applicable agreements; (iii) are valid, outstanding and enforceable policies; and (iv) in the reasonable judgment of each of the Company, its Subsidiaries and the Shareholders provide reasonable insurance coverage for the assets and operations of the Company and its Subsidiaries for all risks normally insured against by persons carrying on the same business as the Company and its Subsidiaries. SCHEDULE 4.11 also contains a description of all contingent liability that the Company or its Subsidiaries may be subject as a result of retrospective insurance premium obligations, and describes the extent of any self-insurance reserves which are actuarially determinable but not accrued as liabilities on the Financial Statements. There are no outstanding claims by the Company or its Subsidiaries under the insurance coverages listed in SCHEDULE 4.11, as to which full and complete coverage (subject to deductibles) for losses has been questioned, disputed or denied. None of the Company and its Subsidiaries has failed to give any notice or present any outstanding claim under any insurance policy in a timely and complete manner. No claims are being handled by an insurer of the Company or its Subsidiaries under a reservation of rights letter. To the best of the Company's and each Shareholder's knowledge, there are no outstanding requirements or recommendations by any insurance company that issued any policy listed in SCHEDULE 4.11 or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of the Company or its Subsidiaries. None of the Company and its Subsidiaries has received any notice or other communication from any such insurance company within the three years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of said insurance policies, and no such cancellation, amendment or increase of premiums is threatened.

         4.12 Employee Benefit Matters.

                  (a) SCHEDULE 4.12(a) lists and generally describes:

                           (i) each employee welfare benefit plan and each
                  employee pension benefit plan within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained or contributed to by the Company, its Subsidiaries or any Shareholder for the benefit of the Company's or its Subsidiaries' employees (collectively, the "ERISA PLANS"); and each trust fund maintained by the Company, its Subsidiaries or any Shareholder in connection with any of such ERISA Plans; and

                           (ii) all other plans providing compensation (other
                  than salaries or wages), benefits or perquisites to any class of employees of the Company or its Subsidiaries, including without limitation any incentive, bonus, stock option, restricted stock, vacation pay, sick pay and severance plans ("COMPENSATION PLANS"); and any cafeteria plan" ("125

                  PLAN") governed by Section 125 of the Internal Revenue Code of 1986, as amended, including all regulations and rules adopted in connection therewith or pursuant thereto (the "CODE"). the ERISA Plans, the Compensation Plans and any 125 Plan may be collectively referred to as the "EMPLOYEE PLANS."

                  (b) The Company or the Shareholders have furnished to Purchaser a true, correct and complete copy of each of the ERISA Plans and any related trust agreements or other funding vehicles; true, correct and complete copies of the Compensation Plans and 125 Plan (or summaries of any unwritten Compensation Plans or 125 Plan) and true, correct and complete copies of any employment policy manuals distributed to any class of employees of the Company or its Subsidiaries. With respect to each of the ERISA Plans and any 125 Plan, the Shareholders have also furnished to Purchaser the most recent summary plan description and the last three most recently filed annual reports required to be made on Form 5500. As to each of the ERISA Plans that is funded, the Company and its Subsidiaries have delivered or made available to Purchaser a true, correct and complete copy of the most recent annual financial report (including any auditor's report) with respect to such plan, and any subsequent interim report. Each such financial report and interim report is an accurate description of the financial status of the subject employee benefit plan, and to the knowledge of the Company, its Subsidiaries and each of the Shareholders, there have been no adverse changes in the financial status of any such funded ERISA Plans since the date of the most recent report provided with respect thereto.

                  (c) SCHEDULE 4.12(c) specifically identifies each of the ERISA Plans that is represented to be a qualified plan under Code Section 401(a) ("QUALIFIED PLAN"). With respect to each Qualified Plan, the following are true: (a) the plan, in form and operation, currently satisfies, and for all years subsequent to the establishment of such plan, has satisfied, the qualification requirements of Section 401(a) of the Code; and (b) the Internal Revenue Service (the "IRS") has issued a favorable letter of determination with respect to the plan (including without limitation the provisions of the Tax Reform Act of 1986 and related regulations), and all amendments required by the Code as a condition of retention of such qualified status as of the date hereof have been adopted within time limits required to maintain such status or such time limits have not expired. Each of the Qualified Plans is and has been operating in compliance with all amendments required by the Tax Reform Act of 1986 and subsequent legislation and regulations. the Company or its Subsidiaries have furnished to Purchaser a true, correct and complete copy of the most recent letter of determination issued with respect to each such Qualified Plan.

                  (d) None of the Company and its Subsidiaries maintains or contributes to any Qualified Plan that is subject to Title IV of ERISA, nor has the Company or its Subsidiaries terminated or withdrawn from participation in any such plan. Except as set forth in SCHEDULE 4.12(d), none of the Qualified Plans is a Multiemployer Plan, as defined in ERISA Section 4001(a)(3). All contributions payable by the Company or its Subsidiaries to any of the ERISA Plans for any plan year ending prior to the date hereof have been paid in full on a timely basis and no accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA) has been incurred with respect to any Qualified Plan subject to Code Section 412. Except as set forth in SCHEDULE 4.12(d), (i) neither the Company nor its Subsidiaries has maintained, contributed to or been required to contribute to a Multiemployer Plan,
         (ii) no amount is due by the Company or its Subsidiaries to any Multiemployer Plan on account of any withdrawal therefrom, (iii) no withdrawal events triggering liability have occurred with respect to any Multiemployer Plan (and no material risk of such event exists),
         (iv) no contingent liability exists with respect to any Multiemployer Plan in respect of an asset sale by the Company or any ERISA Affiliate made in the prior five (5) years, and (v) SCHEDULE 4.12(d), lists and described the current liability of the Company and its Subsidiaries under each Multiemployer Plan if a withdrawal liability occurred on the date of this Agreement.

                  (e) Neither the Company nor its Subsidiaries have engaged in, nor entered into any arrangement pursuant to which the Company or a Subsidiary is contractually bound to enter into, any transaction which could result in imposition upon the Company or its Subsidiaries, Purchaser or Purchaser's subsidiaries, of any excise tax under Sections 4971 through 4980B, inclusive, and Section 5000 of the Code or civil liability under Section 502(i) or 502(l) of ERISA or otherwise incurred a liability for any excise tax with respect to any of the Employee Plans, other than excise taxes that have heretofore been paid or have been accrued, and, in either case are fully reflected in the Balance Sheet.

                  (f) The Company or its Subsidiaries has (a) filed or caused to be filed on a timely basis each and every return, report, statement, notice, declaration and other document required to be filed with any governmental agency, federal, state and local (including, without limitation, the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation and the SEC) with respect to each of the Employee Plans; and the Company or its Subsidiaries have maintained on their premises (or have caused to be maintained by a service provider) all records with respect to such plans as are required for their proper administration and proper continued reporting and disclosure; (b) timely complied with all applicable participant disclosure requirements of ERISA; and (c) maintained in full force and effect any bond required under ERISA in connection with the ERISA Plans.

                  (g) Neither the Company nor any Subsidiary (during the period it is a Subsidiary) is or ever has been a member of a controlled group of corporations, an unincorporated trade or business under common control, or a member of an affiliated service group (as such terms are defined in Sections 414(b), 414(c) and 414(m) of the Code), that includes any entity other than the Company and its Subsidiaries.

                  (h) The Company and its Subsidiaries have not utilized to any material extent, the services of "leased employees" (as defined in Section 414(n) of the Code) within the four (4) year period ending on the Closing Date, nor are there any persons now working for the Company or its Subsidiaries who are anticipated to become such leased employees with the passage of time, except to the extent such status would not have a Material Adverse Effect on any of the Employee Plans.

                  (i) Except as described in SCHEDULE 4.12(I), neither the Company nor its Subsidiaries maintain any group life insurance or health benefit coverage for former employees or directors of the Company or its Subsidiaries, other than group life insurance or health benefit coverage mandated by applicable law. the Company and its Subsidiaries have timely complied with all of their respective "COBRA" obligations under ERISA Section 602, Code Section 4980B and applicable state insurance laws, with respect to group life insurance or health benefit continuation coverage to be provided by those of its Employee Plans that provide such benefits.

                  (j) With respect to the Employee Plans, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, its Subsidiaries and each Shareholder, threatened against the Company, its Subsidiaries or any other fiduciaries thereof, respecting their duties or obligations to any such plan, its assets, any trust thereunder or any participant or beneficiary thereof, except claims made in the ordinary course for benefits or compensation provided by such plans.

                  (k) Neither the Company, its Subsidiaries, nor any of their respective directors, officers, employees or other "fiduciaries," as that term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the ERISA Plans, that would subject the Company or its Subsidiaries, Purchaser, Purchaser's subsidiaries or any of their respective directors, officers or employees to any liability under ERISA or any other applicable law and that is reasonably expected to have a Material Adverse Effect.

         4.13 Tax Matters.

                  (a) The following terms shall have the meanings indicated below:

                           (i) "TAXES" (or "TAX" or "TAXABLE" or "TAXING" where
                  the context requires) shall mean (a) all federal, state, county, local, foreign and other taxes (including, without limitation, net income, gross income, profits, premium, estimated, excise, sales, use, value-added, occupancy, occupation, gross receipts, franchise, license, ad valorem, severance, capital levy, production, transfer, withholding, employment and payroll related, and property taxes, custom and import duties and other governmental fees, charges and assessments), whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, whether or not consolidated, combined, unitary or separate; (B) any interest, additions to tax or interest and penalties with respect thereto; and (C) any liability for the payment of any of such amounts as a result of being a member of an affiliated or combined group.

                           (ii) "TAX AGREEMENT" shall mean any tax sharing or
                  indemnity arrangement among or between the Company, its Subsidiaries, a Shareholder or any Shareholder's Affiliates, or any predecessor thereof and described in SCHEDULE 4.13(a).

                           (iii) "TAX RETURNS" (or "TAX RETURN" where the
                  context requires) shall mean all returns, declarations, reports and information returns of whatsoever kind in respect of Taxes.

                           (iv) "PRE-CLOSING TAX PERIOD" shall mean all Tax
                  Periods ending on or before the Closing Date and that portion to and including the Closing Date of any Taxable period that includes (but does not end on) the Closing Date.

                  (b) Each of the Company and its Subsidiaries: (i) has timely filed all Tax Returns required to be filed through the date hereof, has timely paid any Tax due through the date hereof with respect to the time periods covered by such Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof and on or prior to the Closing Date with respect to such Tax Returns; and (ii) shall prepare and timely file all such Tax Returns required to be filed after the date hereof and through the Closing Date and timely pay all Taxes required to be paid by them on or prior to the Closing Date with respect to the periods covered by such Tax Returns; and (iii) all such Tax Returns filed pursuant to clause (i) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation or agreed to in writing by Purchaser.

                  (c) All consolidated or combined Tax Returns (except those described in subparagraph (b) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, business, operations, assets or transactions, of the Company and its Subsidiaries for any taxable period have been timely filed, and the income, business, activities, operations, property and transactions of each of the Company and its Subsidiaries have been properly included and reflected thereon. The Shareholders shall prepare and timely file, or cause to be prepare and timely filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, business, operations, assets or transactions, of each of the Company and its Subsidiaries, with respect to any taxable year or operation thereof ending on or prior to the Closing Date.

                  (d) There has been adequately disclosed in the federal income Tax Returns filed by the Company and its Subsidiaries or will be disclosed in any such Tax Returns to be filed on or before the Closing Date, all positions taken therein that otherwise could give rise to a substantial understatement of federal taxes within the meaning of Code
         Section 6662.

                  (e) As of the time of filing, each of such Tax Returns:

                           (i) correctly reflected (and, as to any Tax Returns
                  not filed as of the date hereof, will correctly reflect) the facts regarding income, activities, business, operations, assets, transactions and status of the Company and its Subsidiaries and any other information required to be shown therein;

                           (ii) constitute (and, as to any Tax Returns not filed
                  as of the date hereof, will constitute) complete and accurate representations of the Tax liabilities for the periods covered; and

                           (iii) accurately set forth all items (to the extent
                  required to be included or reflected in the Tax Returns) relevant to future Tax liabilities, including the Tax bases of properties and assets.

                  (f) All amounts required to be withheld as of the Closing Date by the Company and its Subsidiaries for Taxes or otherwise shall by then have been withheld and paid when due to the appropriate agency or authority.

                  (g) There is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to the Company, its Subsidiaries or any of their assets or operations that is currently in effect. No power of attorney granted by the Company or its Subsidiaries with respect to any Tax matter is currently in force.

                  (h) Neither the Company nor its Subsidiaries is delinquent in the payment of any Taxes with respect to the Company or its Subsidiaries; or has requested any extension of time within which to file or send any Tax Return required to be filed by the Company or its Subsidiaries, which Tax Return has not since been filed or sent.

                  (i) SCHEDULE 4.13(i) (i)sets forth Taxable years of the Company and its Subsidiaries for which the statute of limitations has not expired for federal or state income Tax purposes; and (ii) with respect to such open years, specifies whether an examination by the IRS or state taxing authority has been initiated or completed.

                  (j) Except as set forth in SCHEDULE 4.13(j), there is no action, suit, proceeding, audit, claim, demand, deficiency or additional assessment outstanding, in progress, pending, or to the knowledge of the Company, its Subsidiaries and each Shareholder, threatened, against or with respect to any Tax attributable to the Company or its Subsidiaries, any of their assets or operations, or pursuant to which the Company or its Subsidiaries could be held liable for any Tax attributable to the Company or its Subsidiaries; nor, to the knowledge of the Company, its

         Subsidiaries and each Shareholder, is any investigation pending or threatened regarding any of the foregoing.

                  (k) There are no Tax rulings, requests for Tax rulings, or Tax closing agreements relating to the Company or its Subsidiaries, in which any of the Shareholder, the Company or its Subsidiaries is named that could affect the liability of Purchaser, the Company or its Subsidiaries for any taxable period ending after the Closing.

                  (l) Except as set forth on SCHEDULE 4.13(l), the Company has not agreed, and is not required, to make any adjustment under Code
         Section 481(a) that could affect a Tax Period ending after the Closing Date.

                  (m) No property of the Company or its Subsidiaries is either "tax-exempt use property" within the meaning of Section 168(h) of the Code, or property that Purchaser and/or the Company or its Subsidiaries will be required to treat as being owned by another person pursuant to
         Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

                  (n) Neither the Company nor its Subsidiaries has participated in an international boycott within the meaning of Section 999 of the Code.

                  (o) Neither the Company nor its Subsidiaries has ever filed a consent under Code Section 341(f) or made an election to be taxed as an S corporation under Section 1362(a) of the Code.

                  (p) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated in this Agreement.

                  (q) Neither the Company nor its Subsidiaries is a party to, bound by, or has any obligation under (A) any Tax Agreement, (B) any agreement relating to a foreign sales corporation within the meaning of
         Section 922(a) of the Code, or (C) any cost sharing agreement with respect to the sharing of the costs and risks of developing intangible property within the meaning of Treas. Reg. 1.482-7(d).

                  (r) There have been made available to Purchaser true and complete copies of Tax Returns for the last three (3) fiscal years and any other Tax Returns requested by Purchaser that may be relevant to the Company or its Subsidiaries or their respective business, assets or operations for any and all periods up through the period ending on December 31, 2000; and for any other Tax years that remain subject to audit or investigation by any Taxing authority or entity.

                  (s) To the best of the Company's and each Shareholder's knowledge, there is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                  (t) Neither the Company nor its Subsidiaries is or has been subject to any liability under Treas. Reg. 1.1502-6 with respect to any affiliated group, except for the group including only them.

                  (u) Neither the Company nor any of its Subsidiaries is or has been liable for any accumulated earnings Tax under Code Section 531 for any Taxable period, except (i) to the extent that such Tax has been paid or (ii) for any Taxable periods for which the statute of limitations (including any extensions thereof) for assessment and collection of such Tax has expired.

         4.14 Litigation. Except as set forth in SCHEDULE 4.14, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or, to the knowledge of the Company, its Subsidiaries and Shareholder, threatened or anticipated against, relating to or affecting, or an investigation pending concerning (collectively, "ACTIONS"): (i) the Company or its Subsidiaries or their assets or operations as currently operated, (ii) any Employee Plan or any trust or other funding instrument, fiduciary or administrator thereof, (iii) the transactions contemplated by this Agreement or the Other Agreements, or (iv) the Shares. Each of the Company and its Subsidiaries is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or its Subsidiaries or the business of the Company or its Subsidiaries. To the knowledge of the Company, its Subsidiaries and Shareholder, there is not a reasonable likelihood of an adverse determination of any pending Actions that would, individually or in the aggregate, have a Material Adverse Effect.

         4.15 Suppliers. There has been no adverse change in the business relationship with any supplier material to the businesses of the Company and, to the knowledge of the Company, its Subsidiaries, and Shareholder, no threat or indication that any such change is reasonably foreseeable which is reasonably likely to have a Material Adverse Effect.

         4.16 Banking Facilities. SCHEDULE 4.16 contains a true and complete list of: (i) each bank, savings and loan, trust company or similar or other financial institution in which the Company or its Subsidiaries has an account or safety deposit box and the numbers of such accounts or safety deposit boxes;
(ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto; and (iii) each letter of credit issued by either the Company or its Subsidiaries.

         4.17 Indebtedness to and from Officers, Directors and Stockholders; Insider Transactions. Except as set forth in SCHEDULE 4.17, neither the Company nor its Subsidiaries is indebted, directly or indirectly, to any person who is an officer, director or shareholder of the Company or its Subsidiaries in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses incurred in the ordinary course of business, nor is any such officer, director, shareholder or Affiliate indebted to the Company or its Subsidiaries except for advances made to employees of the Company or its Subsidiaries in the ordinary course of business consistent with past practice to meet reimbursable business expenses anticipated to be incurred by such obligor. Except as set forth in SCHEDULE 4.17, none of the directors, officers or shareholders of the Company or its Subsidiaries has any transaction pending or agreement (oral or written) outstanding with the Company or its Subsidiaries.

         4.18 Personnel. SCHEDULE 4.18 contains a true and complete list of the names and current salaries of all the directors and officers of the Company and its Subsidiaries and all employees (collectively, the "EMPLOYEES") of the Company and its Subsidiaries. There is listed on SCHEDULE 4.18 the annual salary, vacation, other compensation due and benefits entitled to for each such Employee.

         4.19 Powers of Attorney and Suretyships. Except as set forth on
SCHEDULE 4.19, neither the Company nor its Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, made in the ordinary course of business.

         4.20 Contracts.

(a) Except as disclosed in SCHEDULE 4.20, neither the Company nor its Subsidiaries is a party or subject to any of the following written or oral contracts and agreements: (i) any union or collective bargaining agreements and any employment contracts; (ii) any contracts with agents, consultants, advisors, salespersons, sales representatives, distributors or dealers; (iii) any contracts or commitments for capital expenditures or the acquisition of fixed assets providing for payments of $10,000 in the aggregate; (iv) any contracts relating to the rental or use of equipment, other personal property or fixtures involving payment of fixed or contingent annual rentals or sums in excess of $10,000; (v) any contracts relating in any way to indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) including but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, undertaking on which others rely in extending credit, or otherwise, and any conditional sales contracts, chattel and purchase money mortgages and other security arrangements with respect to any equipment, other personal property or fixtures; (vi) any contracts limiting the freedom of the Company or its Subsidiaries to engage in or to compete in any line of business or with any person or in any area or to use or disclose any information in its possession; (vii) any license or franchise agreements, either as licensor or licensee or as franchisee or franchisor; (viii) any contracts or commitments not made in the ordinary course of business; (ix) any joint venture or partnership contracts; (x) any contracts or agreements for the purchase of any materials or supplies or services in the ordinary course of business and involving more than $10,000 in consideration in each such case; (xi) any contracts or agreements under which either the Company or its Subsidiaries has agreed to indemnify any person or entity with respect to, or to share, any liability of any person or entity; and (xii) any other contract or commitment which is material to the Company or its Subsidiaries or that, if terminated, could reasonably be expected to have, with the passage of time or otherwise, a Material Adverse Effect. The contracts and agreements which are required to be identified in SCHEDULE 4.20 are each hereinafter referred to individually as a "CONTRACT" and collectively as the "CONTRACTS."

(b) Except as set forth on SCHEDULE 4.20:

    (i) Each of the Contracts is a valid and binding agreement of the Company or its Subsidiaries, respectively, and, to the knowledge of the Company, its Subsidiaries, and each Shareholder, all other parties thereto (subject to general principles of equity and bankruptcy, insolvency, reorganization or other similar laws);

    (ii) The Company and its Subsidiaries have, respectively, fulfilled all obligations required pursuant to each of the Contracts to have been performed by it prior to the date hereof and none of the Company, its Subsidiaries nor any Shareholder, has reason to believe that the Company or its Subsidiaries will not be able to fulfill, when due, all of their respective obligations under the Contracts which remain to be performed after the date hereof;

    (iii) There has not occurred a default under any of the Contracts on the part of the Company or its Subsidiaries, or to the knowledge of the Company, its Subsidiaries, and each Shareholder, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute a default on the part of the Company or its Subsidiaries under any of the Contracts nor, to the knowledge of the Company, its Subsidiaries and each Shareholder, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any default on the part of any other party to any of the Contracts; and

    (iv) No consent of any party to any of the Contracts is required by the execution, delivery or performance of this Agreement, the Other Agreements or the consummation of the transactions contemplated hereby.

         4.21 Accounts Receivable; Accounts Payable; Inventory.

                  (a) The accounts and notes receivable of the Company and its Subsidiaries on the Balance Sheet and arising after the date thereof
         (i) arose from the bona fide sale of inventory, assets or services, in each case, in the ordinary course of business, (ii) constitute only valid and undisputed claims, (iii) are not subject to counterclaims or setoffs, and (iv) to the best knowledge of the Company and the Shareholders, are collectible in full, net of the applicable reserve for doubtful accounts, in the ordinary course of business. The reserves for accounts and notes receivable of the Company and its Subsidiaries, as reflected on their respective books and records, are adequate to reserve for all such outstanding receivables that are or become uncollectible in the ordinary course of business within such 90 day period and such reserves were calculated in a manner consistent with past practices.

                  (b) The accounts payable of the Company and its Subsidiaries on the Balance Sheet and arising after the date thereof are the result of bona fide transactions in the ordinary course of business and were paid, will be paid, or are not yet due and payable.

                  (c) Each of the products produced or sold or services provided by the Company and its Subsidiaries: (i) is and at all times has been, in compliance in all respects with all applicable federal, state, local and foreign laws, rules, and regulations and (ii) is, and at all relevant times has been, fit for the ordinary purposes for which such product or service is intended to be used and conforms in all respects to any warranties or promises or affirmations of fact, oral or written, including but not limited to those made on the container or label for such products or in connection with its sale. There is no design defect with respect to any of the products or services.

         4.22 Compliance with Laws; Permits. Except as set forth on SCHEDULE 4.22, the Company and its Subsidiaries, and the conduct of their respective businesses, are in compliance with all applicable laws, statutes, ordinances, rules and regulations promulgated, or judgments, decisions or orders entered, by any federal, state, local, or foreign court or governmental agency, department, authority or instrumentality relating to the assets or the business of the Company or its Subsidiaries. Except as set forth on SCHEDULE 4.22, neither the Company, its Subsidiaries, nor any Shareholder has received during the past five years any written notice to the effect that, or to the knowledge of the Company, its Subsidiaries and each Shareholder, otherwise been advised by a governmental authority, that, the Company or its Subsidiaries is not in compliance with any of such statutes, regulations, orders, ordinances or other laws, and neither the Company, its Subsidiaries, their directors or officers, nor any Shareholder has any reason to anticipate that any currently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have all Permits (as herein defined), authorizations and approvals, each of which is currently valid and in full force and effect, material to the conduct of the business of each of the Company and its Subsidiaries, which licenses, Permits, authorizations and approvals are set forth in SCHEDULE 4.22. Without limiting the generality of the preceding representation and warranty, neither the Company nor its Subsidiaries has (i) made or agreed to make any contribution, payment or gift to any government official, employee, or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction,
(ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the Company or its Subsidiaries for any reason, or (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for, federal, state, local or foreign public office. In addition, each of the Company and its Subsidiaries (a) has complied with all applicable laws relating to employee and civil rights and relating to employment opportunities, (b) filed in a timely manner all reports and documents it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws, (c) has possession of all records and documents it was required to retain under all applicable law, and (d) has not violated in any respect or received a notice or charge asserting any material violation of and there are no current, nor have there been any in the past five (5) years, government investigations, including but not limited to any civil investigative demand or similar request, related to the Sherman Act, the Clayton Act, the Robinson-Patman Act, the Federal Trade Commission Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except where such violation would not have a Material Adverse Effect. "PERMITS" shall mean all licenses, permits and other governmental authorizations necessary to carry on the business of the Company and its Subsidiaries as presently conducted and as proposed to be conducted.

         4.23 No Undisclosed Liabilities. Neither the Company nor its Subsidiaries has liabilities or obligations of any nature or kind whatsoever, liquidated or unliquidated, absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation) (the "COMPANY LIABILITIES"), other than (i) liabilities or obligations reflected or reserved against in the Interim Financial Statements; and (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which individually or in the aggregate will not have a Material Adverse Effect or is otherwise specifically disclosed in detail in a written Schedule attached hereto referencing a specific Section of this Agreement but only with respect to and to the extent of the specifically detailed exception to the representation or warranty being referenced by such Schedule. There is no existing condition, situation or set of circumstances which could reasonably be expected to result in the Company Liabilities other than the matters set forth in Subsections 4.23(i) and (ii) and liabilities or obligations covered by any insurance policy disclosed in SCHEDULE 4.11 to this Agreement.

         4.24 Environmental Matters. Except as set forth in SCHEDULE 4.24:

                  (a) Each of the Company and its Subsidiaries is conducting and has conducted its business and operations in compliance with all applicable Environmental Laws and pursuant to all necessary government permits, including but not limited to in connection with any clean-up or remedial work necessitated by such compliance failure, any damages to personal property arising from such compliance failure, any damages for personal injury or nuisance claims arising from such compliance failure or any fines, penalties or natural resource damages arising from such compliance failure. Neither the Company nor its Subsidiaries is violating and has not violated any Environmental Laws, including but not limited to in connection with any clean-up or remedial work in respect of such violation, any damages to personal property arising from such violation, any damages for personal injury or nuisance claims arising from such violation or any fines, penalties or natural resource damages arising from such violation. There is no Environmental Claim (as herein defined) pending, or to the knowledge of the Company, its Subsidiaries and each Shareholder, threatened, against the Company or its Subsidiaries or with respect to any properties or assets now or previously owned, leased or used by any of them, including but not limited to in connection with any clean-up or remedial work in respect of such Environmental Claim, any damages to personal property arising from such Environmental Claim, any damages for personal injury or nuisance claims arising from such Environmental Claim or any fines, penalties or natural resource damages arising from such Environmental Claim.

                  (b) To the best knowledge of the Company and the Shareholders, there has been no release, emission, discharge, storage, generation, treatment or disposal of any Hazardous Substance (as herein defined) by the Company or its Subsidiaries, their respective agents or contractors, that could form the basis of any Environmental Claim against the Company or its Subsidiaries or with respect to any of their properties or assets. No property or facility now owned, used or leased, or to the knowledge of the Company, its Subsidiaries and Shareholder, previously owned, used or leased by the Company or its Subsidiaries is listed or, to the knowledge of the Company, its Subsidiaries and each Shareholder, proposed for listing under CERCLA or any similar Environmental Law, as sites requiring investigation or clean up.

                  (c) Neither the Company nor its Subsidiaries has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or, to the knowledge of the Company, its Subsidiaries, and each Shareholder, proposed for listing under CERCLA or any other similar Environmental Law, or which is the subject of federal, state, local or foreign enforcement actions or other investigation which may be reasonably anticipated to lead to claims against the Company or its Subsidiaries for clean-up costs, remedial work, damages to natural resources, personal injury or nuisance claims.

                  (d) There have been no environmental investigations, administrative orders, consent orders, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company or its Subsidiaries in relation to any property or facility now or previously owned, used or leased by the Company or its Subsidiaries which have not been delivered to Purchaser prior to the date hereof and which deal with or relate to facts that would form the basis of an Environmental Claim against the Company or its Subsidiaries or with respect to any of their properties and assets.

                  (e) To the best knowledge of the Company and the Shareholders, no Hazardous Substance has been generated, treated, stored, released, disposed or otherwise placed or located on or deposited in the Leased Property or the Leased Property or any real property previously owned or leased by the Company or its Subsidiaries, or their agents or contractors in such form or substance as to create any liability for the Company or its Subsidiaries.

                  (f) To the best knowledge of the Company and the Shareholders, there are not now, nor have there ever been in the past, any underground or above ground storage tanks or other contaminant facilities of any kind on the Leased Property or the Leased Property or any real property previously owned or leased by the Company or its Subsidiaries which contain or ever did contain any Hazardous Substance (including but not limited to fuel oil or diesel fuel).

                  (g) Throughout this Agreement, the following terms shall have the meanings set forth below:

                           (i) "AFFILIATE," as applied to any other Person,
                  shall mean any other Person directly or indirectly controlling, controlled by or under common control with that Person.

                           (ii) "ENVIRONMENTAL CLAIM" shall mean any claim or
                  demand, or notice thereof, alleging potential liability (including, without limitation, liability for investigatory costs, clean-up costs, monitoring costs, governmental response costs, natural resources damages, property damages, liability for nuisance or damage to property values, personal injuries or penalties) arising out of, based on or resulting from: (a) noncompliance with Environmental Laws by the Company, its Subsidiaries, or by any of their respective Affiliates, employees or agents, (B) the condition of any real or personal property now or previously owned, used or leased by the Company or its Subsidiaries; (C) the release into the environment of any Hazardous Substance by the Company, its Subsidiaries or any of their respective Affiliates, employees or agents.

                           (iii) "ENVIRONMENTAL LAWS" shall mean all present and
                  future Federal, state, local, foreign or other statutes, laws, regulations, ordinances, rules, orders, consent decrees, consent judgments, judicial or administrative decisions, agreements or directives, issued or enacted relating to: (A) pollution or protection of the environment, including natural resources; (B) exposure of any individual, including employees of the Company and its Subsidiaries, to any Hazardous Substance; (C) protection of human health or welfare from the effects of manufacture, use or introduction into commerce of Hazardous Substances, including, without limitation, use of or rights with respect to their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal; and (E) regulation generally of the use of the environment, including, without limitation, ambient air, surface water, ground water, and surface or subsurface strata, in each case, as amended and as now or hereafter in effect. For purposes of this definition, the term "Environmental Laws" shall include, without limitation, the following statutes: (1) the Clean Air Act, as amended, 42 U.S.C. Sections 7401 et seq.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251 et seq.; (3) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Sections 6901 et seq. ("RCRA"); (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"); (5) the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601 et seq.; (6) the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; (7) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 801 et seq.; (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Sections 801 et seq.; (9) the Safe Drinking Water Act, 42 U.S.C. Sections 3008 et seq.; and (10) all comparable United States, state, local and foreign laws, statutes, rules regulations, judgments, orders decrees, stipulations or charges.

                           (iv) "HAZARDOUS SUBSTANCE" shall mean: (A) any
                  "hazardous substance" as defined in CERCLA, 42 U.S.C. Section 9601(14); (B) any "pollutant or contaminant" as defined in CERCLA, 42 U.S.C. Section 9601(33); (C) any "hazardous waste" as defined in RCRA, 42 U.S.C. Section 6903(5); (D) any asbestos, dioxins, polychlorinated biphenyls that exceed regulated levels, uranium, radioactive isotopes and other nuclear by-products, toxic substances or petroleum products, by-products or derivatives; (E) any substance, whether liquid, solid or gas that presents a significant risk of an adverse or harmful effect upon human health, upon animals or upon air, water, land, natural resources or any other aspects of the environment; and (F) any other substance, material or waste classified as hazardous, toxic, harmful or dangerous or otherwise regulated under any Environmental Law.

                           (v) "PERSON" shall mean any individual, corporation,
                  limited liability company, limited liability partnership, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body, or other entity.

         4.25 Approvals. Except as set forth in SCHEDULE 4.25, no consent, approval, authorization or order of or registration, declaration or filing with any entity is required in connection with (a) the execution, performance and delivery of this Agreement and the Other Agreements, or (b) the consummation of the transactions contemplated hereby and thereby.

         4.26 Intellectual Property. SCHEDULE 4.26 (i) lists (including where applicable the federal, state, local or foreign registration, application or patent number and the date of registration, application or patent and the name in which such registration, application or patent was applied for and, if different, issued), to the extent material to the business of the Company or its Subsidiaries, (x) all of the Company's and its Subsidiaries' registrations of trademarks, service marks, assumed names and trade names, and all pending applications for any of the foregoing, (y) all of the Company's or its Subsidiaries' patents and copyrights and all pending applications therefor, and
(z) all computer software owned and/or used by the Company or its Subsidiaries in the conduct of their respective businesses ("COMPUTER SOFTWARE") (all of the items referred to in this clause (i) being "INTELLECTUAL PROPERTY RIGHTS"), and (ii) identifies any Intellectual Property Rights that any third party owns and that the Company or its Subsidiaries uses (specifically excluding normal commercial software routinely available for purchase), and specifies whether such use is pursuant to license, sublicense, agreement or permission. The Company or its Subsidiaries owns (or, as set forth on SCHEDULE 4.26, possesses adequate and enforceable licenses or other rights to use) all Intellectual Property Rights now used in its business and has taken all reasonably necessary or appropriate action to protect the Intellectual Property Rights. Except as set forth on SCHEDULE 4.26, no person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights by the Company or its Subsidiaries pursuant to any contractual arrangements entered into by the Company, its Subsidiaries or otherwise. Except as set forth on SCHEDULE 4.26, neither the Company nor its Subsidiaries has licenses granted by or to it and no other agreements exist to which it is a party, relating in whole or in part to any of the Intellectual Property Rights. Neither the Company nor its Subsidiaries has received notice that, the Company's or its Subsidiaries' use of the Intellectual Property Rights is (and to the knowledge or the Company, its Subsidiaries and each Shareholder, such use is not) interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by the Company or its Subsidiaries alleging that the Company's or its Subsidiaries' use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights.

         4.27 Labor and Employment Agreements. Except as set forth in SCHEDULE 4.27:

                  (a) Each of the Company and its Subsidiaries has paid in full, or fully accrued for in the Financial Statements, the Interim Financial Statements and the Closing Balance Sheet, all wages, overtime wages, salaries, commissions, bonuses, stay-pay benefits, severance payments, vacation payments, pay in lieu of compensatory time and other compensation or remuneration due or to become due to all current and former employees of the Company and its Subsidiaries for all services performed through the Closing Date by any of them;

                  (b) Upon the Closing Date and/or the date of termination of the employment of any of said employees, neither the Company, its Subsidiaries nor Purchaser will be liable to any of said current or former employees for "severance pay" or similar form of termination pay or incentive pay;

                  (c) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations relating to the employment of labor, including without limitation, laws, rules and regulations relating to payment of wages, employment and employment practices, terms and conditions of employment, hours, immigration, discrimination, child labor, occupational health and safety, collective bargaining, and other aspects of labor management relations and the payment and withholding of Taxes and other sums required by governmental authorities;

                  (d) There is no unfair labor practice charge pending or threatened against the Company or its Subsidiaries before the National Labor Relations Board or any other federal, state or local agency or department;

                  (e) There have not been in the past three years and currently are no labor strikes, disputes, slowdowns, sympathy strikes, wildcat strikes, lockouts or other form of work stoppages pending nor, to the knowledge of the Company, its Subsidiaries and each Shareholder threatened against or involving the Company or its Subsidiaries, and there has not been in the past three years and there currently is no recognitional picketing at any of the Company's or its Subsidiaries' locations;

                  (f) No grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending against the Company or its Subsidiaries and no claim therefor has been asserted;

                  (g) No collective bargaining agreement is currently in place or being negotiated by the Company or its Subsidiaries;

                  (h) To the knowledge of the Company, its Subsidiaries and each Shareholder, there have been no attempts to organize any employees of the Company or its Subsidiaries to join a labor organization;

                  (i) No key employee of the Company or its Subsidiaries or group of such employees has stated an intent to terminate his, her or their employment;

                  (j) No civil action, administrative charge, or any other type of employment claim whatsoever is pending against the Company or its Subsidiaries in any court, governmental agency, or elsewhere;

                  (k) the Company has no affirmative action plans with any governmental agency except as set forth on any SCHEDULE 4.12; and

                  (l) There are no employment contracts for a definite term between the Company and current employees, and all employees work for the Company on an at will basis.

         4.28 Entire Business. All of the assets, properties, intellectual properties and operations of the Company and its Subsidiaries are comprised within and owned by the Company or its Subsidiaries. Following the consummation of the transactions contemplated by this Agreement and the Other Agreements, the Company and its Subsidiaries will own all of the assets and rights necessary to conduct the businesses of the Company and its Subsidiaries in the same manner as conducted during the periods covered by the Financial Statements, and no Shareholder, directly or indirectly, will own or have any interest in any real or personal property, tangible or intangible, used in or useful for such businesses.

         4.29 Warranties. To the knowledge of the Company, its Subsidiaries and each Shareholder, and except as set forth on SCHEDULE 4.29, all products manufactured or sold, and all services provided by the Company and its Subsidiaries during the longer of the three (3) year period prior to the date hereof or the period prior to the date hereof for which any applicable statute of limitations would apply with respect to any claims related thereto, have complied, and are in compliance with all contractual requirements, warranties or covenants, express or implied, applicable thereto, and complied with all applicable governmental or regulatory specifications therefor or applicable thereto at the time of manufacture or sale.

         4.30 Predecessor Entities. No facts or circumstances exist whereby any of the Company, its Subsidiaries or Purchaser has or will incur any liability, costs or damages, or which could result in a Material Adverse Effect, related to, connected with or resulting from any (i) entity that is a direct or indirect predecessor (whether through stock or assets) to the Company or its Subsidiaries, or (ii) an entity that is currently owned or was previously owned, directly or indirectly, by any of Shareholder, or their predecessors (collectively, a "PREDECESSOR").

         4.31 Other Information. No representations or warranties by any of the Shareholders, whether made on behalf of the Shareholders, the Company or its Subsidiaries, in this Agreement, the Other Agreements, any document, exhibit, statement, certificate or schedule furnished or to be furnished to Purchaser pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. There is no material fact that has not been disclosed in writing to Purchaser which has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.

                                    ARTICLE V

                CERTAIN COVENANTS, UNDERSTANDINGS AND AGREEMENTS

         5.1 Tax Covenants.

                  (a) Preparation of Tax Returns. For Tax Returns required to be filed on or before the Closing Date, the Shareholders shall cause the Company and its Subsidiaries to prepare and timely file such Tax Returns so as to not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation, without the prior written approval of Purchaser. For Tax Returns required to be filed after the Closing Date, Purchaser agrees to cause the Company and its Subsidiaries to prepare and timely file such Tax Returns, to the extent they relate to a Pre-Closing Tax period, in a manner consistent with all material respects with such Tax Returns previously filed in the relevant jurisdiction, unless the relevant Taxing authority will not accept such a return filed on that basis.

                  (b) Payment of Taxes. The Company and its Subsidiaries shall timely pay any Taxes due on or before the Closing Date, as required by
         SECTION 4.13(b) of this Agreement. Purchaser agrees to cause the Company and its Subsidiaries to pay Taxes due after the Closing Date, to the extent they relate to Pre-Closing Tax Periods, in a timely manner. Nothing contained in this SECTION 6.08(b) shall be deemed to modify the indemnities contained in ARTICLE VIII. For Tax Returns required to be filed after the Closing Date for Tax Periods ending on or prior to the Closing Date, Purchaser shall cause the Company to engage its regular accountants to prepare such returns, and the fees and expenses of such firm shall be equally shared between Shareholder and the Purchaser.

                  (c) After the Closing, Purchaser and the Company shall (except as provided in SECTION 10.3(e)) have the exclusive right to exercise, at their own expense, control at any time over the handling, disposition and/or settlement of any issue raised in any official inquiry, examination or proceeding regarding any Tax Return for Taxes affecting the Company or its Subsidiaries (including the right to settle or otherwise terminate any contest with respect thereto).

                  (d) Subsequent to the date hereof (including the time after the Closing), the parties hereto shall provide each other, and Purchaser or Shareholder (as applicable) shall cause the Company to provide Shareholder, with such cooperation and information relating to the Company as a party reasonably may request in (i) filing any Tax Return, amended Tax Return, claim for Tax refund, election or consent,
         (ii) determining any liability for Taxes or a right to refund of Taxes,
         (iii) conducting or defending any audit or other proceedings in respect of Taxes or (iv) conducting due diligence with respect to the transaction contemplated by this Agreement. Such mutual cooperation and information shall include providing copies of all relevant Tax Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by Tax authorities and records concerning the ownership and Tax basis of property which any party, the Company, or its Subsidiaries or predecessors may possess. Shareholder or Purchaser (as applicable) shall make, and shall cause the Company to make its employees, accountants and other advisors available on a mutually convenient basis to provide explanations of any documents or information required to be provided hereunder. In response to requests made after the Closing, such persons or required documents and information, as the case may be, shall be made available or delivered, as applicable, to the requesting party within thirty (30) days after a party's receipt of any written request therefor. the requesting party shall pay or reimburse the direct out-of-pocket expenses of the other party (excluding compensation for services of a party or an Affiliate or their employees) reasonably incurred in providing assistance in response to such request.

         5.2 Conditions. The Shareholders shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in ARTICLE VI to be satisfied.

         5.3 Waiver and Release by Shareholders. Effective as of the Closing, each Shareholder, for themselves and for each of their respective Subsidiaries, Affiliates, successors, assigns, beneficiaries insurers, indemnitors, trustees, agents, and representatives (collectively, the "RELEASING PARTIES"), hereby releases and forever discharges the Company and each of its Subsidiaries, and each of their respective officers, directors, shareholders, Affiliates existing prior to Closing, predecessors, successors, assigns, insurers, indemnitors, attorneys, employees, agents and representatives (collectively, the "RELEASED PARTIES"), of and from any and all past, present and future claims, demands, liabilities, judgments, and causes of action, at law or in equity, known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or not accrued, which any of the Releasing Parties (either individually or jointly) ever had, presently has, might have in the future, claim to have, or claim to have had against any of the Released Parties arising out of, touching upon, relating to, or in any manner connected with (i) the Shares, or (ii) the Company or its Subsidiaries or the operation and conduct of the business of the Company and its Subsidiaries prior to and including the Closing Date.

         5.4 Covenant to Register the Common Stock. As soon as practicable following the Closing, Purchaser shall undertake to prepare and file a registration statement with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the resale of the Common Stock issued to the Shareholders hereunder (the "REGISTRATION STATEMENT"). Purchaser shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the SEC, except that each Shareholder shall pay all fees, disbursements, commissions and expenses of any counsel, broker or expert retained by such Shareholder relating to the sale or transfer of the Common Stock included in the Registration Statement or other taxes relating to the Common Stock. Each Shareholder agrees to cooperate with Purchaser in the preparation and filing of any Registration Statement, and in the furnishing of information concerning such shareholder for inclusion therein, or in any efforts by Purchaser to establish that the proposed sale is exempt under the Securities Act as to any proposed distribution.

         5.5 Lockup Agreements. Each Shareholder shall enter into a lockup agreement (in substantially the form of EXHIBIT A attached hereto) pursuant to which the transfer of 75 percent of the Common Stock issued to such Shareholder shall be restricted; provided, however, that every three (3) months following the effective date of the Registration Statement filed pursuant to SECTION 5.4 hereof, 12.5 percent of the Common Stock shall no longer be subject to such transfer restrictions.

         5.6 Due Diligence, Access to Information; Confidentiality.

         (a) Between the date hereof and the Closing Date, Purchaser and the Company (including its Subsidiaries) shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

         (b) The Company, Seller or the Shareholders may, in their respective sole discretion, elect not to proceed with the transactions contemplated herein based upon its due diligence investigation performed pursuant to SECTION 5.6(a) above, if the results of such due diligence investigation, in such party's reasonable judgment, (i) causes the Purchaser's or Company's value to be materially less than it would have been in the absence of such information or
(ii) reveals any event, condition or occurrence (not previously disclosed in this Agreement or the schedules attached hereto) that materially adversely affects the financial condition, assets, operating results, business condition or prospects of the other party, by providing such other party with written notice thereof on or before the Closing Date.

         (c) Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither the Purchaser, the Company or the Shareholders nor any of their respective officers, employees, attorneys, accountants and other representatives, shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

                  (i) is known to the party receiving the information at the time of disclosure;

                  (ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

                  (iii) is rightfully received by the party receiving the information from a third party.

         This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

         5.7 No Solicitation. Unless and until this Agreement shall have been terminated pursuant to ARTICLE IX, neither the Shareholders, the Company nor their respective officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination.

         5.8 Pledge of Shares. Immediately following the Closing, Purchaser shall pledge to the Shareholders the Shares purchased hereby solely to secure Purchaser's obligation to deliver the 6-Month and 12-Month Payments, as described in SECTION 1.2 hereof, pursuant to the terms and conditions of the pledge agreement attached hereto as EXHIBIT B (the "PLEDGE AGREEMENT"). Purchaser further covenants and agrees that until such time as it has satisfied its obligations to deliver the 6-Month and 12-Month Payments it shall not transfer or assign to any third parties (a) the Company's intellectual property rights to software it has developed (except for such transfers or assignments made in the ordinary course of the Company's business, including without limitation, licensing software to customers of the Company), (b) the Company's customer lists or (c) the name "Red Wing Business Systems, Inc." (or any derivative thereof).

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to effect the transactions contemplated hereby shall be, at the option of Purchaser, subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions:

         6.1 Representations and Warranties. The representations and warranties of the Shareholders contained in this Agreement, the Other Agreements, the Schedules hereto and any other agreement contemplated herein or hereby shall be true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date with the same force and effect as though made on the Closing Date, except for: (i) changes specifically contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect (without regard to any materiality limitations contained in any such representation or warranty), or a Material Adverse Effect upon the consummation of the transactions contemplated hereby.

         6.2 Performance of the Shareholders and the Company. Each of the obligations of the Shareholders and the Company to be performed by any of them on or before the Closing Date pursuant to the terms of this Agreement, including but not limited to those set forth in ARTICLE V, shall have been duly performed on or before the Closing Date.

         6.3 Opinions of Shareholder's Counsel. Purchaser shall have been furnished at the Closing with an opinion of Holst, Vogel, Erdmann & Vogel, counsel to the Company, dated the Closing Date, addressed to Purchaser in the form of EXHIBIT C attached hereto.

         6.4 No Adverse Change. There shall not have occurred between the date hereof and the Closing Date any material adverse changes in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or business of the Company or its Subsidiaries or the Shares.

         6.5 Consents. The Company or the Shareholders shall have obtained or, to the satisfaction of Purchaser obviated the need to obtain, all consents, approvals or waivers from governmental bodies or agencies, regulatory authorities and third parties necessary for the execution, delivery and performance of this Agreement, the Other Agreements and the transactions contemplated hereby. Purchaser shall have obtained all consents, approvals or waivers from governmental bodies or agencies, regulatory authorities and third parties necessary for the execution, delivery and performance of this Agreement, the Other Agreements and the transactions contemplated hereby.

         6.6 [Intentionally omitted.]

         6.7 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened by, any entity or person seeking to (i) restrain, prohibit, invalidate, or otherwise affect the consummation of the transactions contemplated hereby; (ii) impose any material limitation upon the ability of Purchaser to own, hold or vote the interest or operate, manage or conduct the business of the Company or its Subsidiaries or the business of Purchaser or its Affiliates; or (iii) cause the divestiture, or the holding separate, of any material portion of the business, of the Company or its Subsidiaries from Purchaser or any of its Affiliates.

         6.8 No Injunction. No preliminary or permanent injunction issued by any court to restrain or prohibit consummation of this Agreement shall be in effect.

         6.9 Loss. There shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company or its Subsidiaries, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a Material Adverse Effect.

         6.10 Deliveries. On the Closing Date, the Company or Shareholders, as appropriate, shall have delivered to Purchaser all of the following:

                  copies of the third party and governmental consents and approvals referred to in SECTION 6.5 above;

                  the stock certificates issued to each of the Shareholders representing the Shares, duly endorsed for transfer or accompanied by a duly executed stock power, with requisite stock transfer stamps, if any, attached;

                  the Company's and its Subsidiaries' minute books, stock transfer records, corporate seal and other materials related to the Company's and its Subsidiaries' corporate administration;

                  resignations (effective as of the Closing Date) from such of the Company's and its Subsidiaries' officers and members of the Company's and its Subsidiaries' Board of Directors as Purchaser shall have requested prior to the Closing Date;

                  Certificates of Good Standing dated as of a recent date from the Secretary(ies) of State of the State(s) of incorporation of the Company and its Subsidiaries evidencing the good standing of the Company and its Subsidiaries in each such jurisdiction, as well as Certificates of Good Standing or Certificates of Authority from each jurisdiction in which the Company or its Subsidiaries is authorized to do business as a foreign corporation;

                  A certificate in form reasonably acceptable to Purchaser from the Chief Financial Officer of the Company certifying that the Financial Statements are in compliance with SECTION 4.2;

                  The lockup agreements and letters of investment intent in substantially the form of the attached EXHIBITS A AND D, respectively, completed and signed by each of the Shareholders; and

                  such other certificates, documents and instruments as Purchaser reasonably requests related to the transactions contemplated hereby.

         6.11 Searches. Purchaser shall have received, as of a date no more than five (5) days prior to the Closing Date, Uniform Commercial Code Searches against the Company and its Subsidiaries from the Secretary of State of Minnesota and from such other states, countries and/or counties as Purchaser shall reasonably request, together with tax lien and judgment lien searches, in each case certified by a reporting service reasonably satisfactory to Purchaser, and disclosing no liens or security interests against the assets of the Company or its Subsidiaries or the Shares.

         6.12 Shareholder Employment Agreements. Purchaser shall have received signed copies of Employment Agreements between Purchaser and each of the Employees of the Company set forth in SCHEDULE 6.12 in substantially the form of EXHIBIT E attached hereto.

         6.13 Due Diligence. Purchaser shall not have discovered on or prior to the Closing Date, any fact or condition in the performance of its due diligence which Purchaser believes, in its sole discretion, effects the amount, composition, quality or prospects of the Purchase Price Shares or the business of the Company.

                                   ARTICLE VII

                  CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

         The obligations of each of the Shareholders to effect the transactions contemplated hereby shall be, at the option of the Shareholders, subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions, any one or more of which may be waived by the Shareholders:

         7.1 Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement and the Schedules hereto shall be true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date with the same force and effect as though made on the Closing Date, except for (i) changes specifically contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Purchaser or upon the consummation of the transactions contemplated hereby.

         7.2 Performance of Covenants. Each of the obligations of Purchaser to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date.

         7.3 No Injunction. No preliminary or permanent injunction issued by any court to restrain or prohibit consummation of this Agreement shall be in effect.

         7.4 Legal Action or Proceedings. No legal action or proceeding shall have been instituted or threatened by any entity or person (other than Shareholder, the Company, its Subsidiaries or an entity Affiliated with any of them) seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification by Shareholders.

                  (a) Generally. The Shareholders, jointly and severally, shall indemnify, defend and hold harmless Purchaser and its directors, officers, employees, agents, consultants, representatives, successors, transferees and assigns (individually a "Purchaser Indemnified Party"; and collectively the "Purchaser's Indemnified Parties"), promptly upon demand, at any time and from time to time, from, against, and in respect of any and all demands, claims, losses, damages, judgments, liabilities, assessments, suits, actions, proceedings, interest, penalties, and expenses (including, without limitation, settlement costs and any out-of-pocket legal, accounting and other expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense) incurred or suffered by the Purchaser's Indemnified Parties, in connection with, arising out of or as a result of each and all of the following:

                           (i) any material breach of any representation or
                  warranty made by the Company or any Shareholder in this Agreement or in any other document or instrument delivered by the Company or the Shareholders to Purchaser or entered into as part of the transactions contemplated by this Agreement; and

         (ii) the material breach of any covenant, agreement or obligation of the Company or any Shareholder contained in this Agreement or any other document or instrument delivered by the Company or any Shareholder to Purchaser or entered into as part of the transactions contemplated by this Agreement.

                  (b) Deductible. No claim for indemnification under this
         Section 8.1 shall be made by a Purchaser Indemnified Party unless and until the aggregate amount of such claims (including attorney's fees and costs) by all the Purchaser's Indemnified Parties shall exceed Twenty Five Thousand Dollars ($25,000) (the "Threshold Amount"), and in such event, the Purchaser's Indemnified Parties shall each be entitled to all amounts including but not limited to the Threshold Amount.

                  (c) Limitation on Indemnification. The right to indemnification under this Section 8.1 to the extent based on any breach of any representation or warranty shall terminate on the second
         (2nd) anniversary of the Closing Date, except (i) for any claim based on the untruth or inaccuracy of any representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, (ii) for any pending claim for indemnity hereunder which shall have been made prior to such termination dates, and (iii) any claim relating to Section 5.1 hereof, the right to indemnity shall have no limit as to time and such claim shall not terminate until the final determination and satisfaction of such claim. In addition, no such loss, cost or expense indemnified under this
         Section 8.1 shall be deemed to have been sustained by the Purchaser Indemnified Parties to the extent of any proceeds received by the Purchaser Indemnified Parties from any insurance policy with respect thereto. Furthermore, the maximum liability under this SECTION 8.1 for Seller shall be an amount equal to the Purchase Price, except that there shall be no maximum liability for any claims under clause (i) of this SECTION 8.1(c).

                  (d) Third Party Procedures. In the event any demands or claims are asserted against a Purchaser Indemnified Party or any actions, suits or proceedings are commenced against a Purchaser Indemnified Party for which Seller is obligated to indemnify a Purchaser Indemnified Party under this SECTION 8.1, then Purchaser Indemnified Party shall give prompt notice thereof to the Shareholders in order to permit the Shareholders the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that the Shareholders' interests are not materially prejudiced. The Shareholders shall assume the defense thereof with counsel chosen by the Shareholders and reasonably acceptable to the Purchaser Indemnified Party. The Shareholders shall not be liable for any costs or expenses incurred by a Purchaser Indemnified Party in connection with any demand, claim, action, suit or proceeding for which the Shareholders are obligated to indemnify Purchaser Indemnified Party under this SECTION 8.1, provided that the Shareholders shall have assumed the defense thereof in accordance with this SECTION 8.1. Purchaser Indemnified Parties shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Shareholders do not assume the defense of any such claim or litigation resulting therefrom, (a) a Purchaser Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, at the Shareholders' expense, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Shareholders on such terms as such Purchaser Indemnified Party may deem appropriate, and (b) the Shareholders shall be entitled to participate in (but not control) the defense of such action, with their own counsel and at its own expense.

                  (e) Other Procedures. In the event any Purchaser Indemnified Party should have a claim against the Shareholders that does not involve a third party claim as contemplated by SECTION 8.1(d), the Purchaser Indemnified Party shall deliver a notice of such claim with reasonable promptness to the Shareholders. If the Shareholders notify the Purchaser Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Purchaser Indemnified Party within 30 days after delivery of such notice by the Purchaser Indemnified Party whether the Shareholders dispute the claim described in such notice, the amount specified in the Purchaser Indemnified Party's notice will be conclusively deemed a joint and several liability of the Shareholders and the Shareholders shall pay the amount to the Purchaser Indemnified Party on demand.

                  (f) Settlement and Compromise. The Shareholders shall not settle or compromise any demands, claims, actions, suits or proceedings for which a Purchaser Indemnified Party has sought indemnification from the Shareholders unless it shall have given Purchaser Indemnified Party not less than fifteen (15) days prior written notice of the proposed settlement or compromise and afforded Purchaser Indemnified Party an opportunity to consult with the Shareholders regarding the proposed settlement or compromise.

                  (g) Manner of Indemnification. All indemnification by the Shareholders shall be effected by the payment of cash or delivery of a certified or official bank check within thirty (30) days of the resolution of any such claim. Any and all indemnification payments shall be deemed an adjustment to the Purchase Price.

                  (h) Non-Waiver, Non-Exclusive Remedy. Failure of Purchaser Indemnified Parties to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect the Shareholders' obligations with respect thereto, except to the extent that the Shareholders can demonstrate actual loss or prejudice as a result of such failure. The indemnification provisions contained in this SECTION
         8.1 are in addition to, and not in derogation of, any statutory, common law or equitable rights or remedies any party may have for breach of any representation, warranty, covenant or agreement.

         8.2 Indemnification by Purchaser.

                  (a) Generally. Purchaser shall indemnify, defend and hold harmless the Shareholders and their respective directors, officers, employers, agents, consultants, representatives, successors, transferees and assigns (individually a "Shareholder Indemnified Party;" and collectively the "Shareholder Indemnified Parties"), promptly upon demand, at any time and from time to time, from, against, and in respect of any and all demands, claims, losses, damages, judgments, liabilities, assessments, suits, actions, proceedings, interest, penalties, and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense) incurred or suffered by the Shareholder Indemnified Parties, in connection with, arising out of or as a result of each and all of the following:

                           (i) any material breach of any representation or
                  warranty made by Purchaser in this Agreement or any other document or instrument delivered by Purchaser to the Shareholders or entered into as part of the transactions contemplated by this Agreement; and

                           (ii) the material breach of any covenant, agreement
                  or obligation of Purchaser contained in this Agreement or any other document or instrument delivered by Purchaser to the Shareholders or entered into as part of the transactions contemplated by this Agreement.

                  (b) Deductible. No claim for indemnification under this
         SECTION 8.2 shall be made by a Shareholder Indemnified Party unless and until the aggregate amount of such claims by all Shareholder Indemnified Parties shall exceed Twenty Five Thousand Dollars ($25,000) (the "Threshold Amount"), and in such event, the Shareholder Indemnified Parties shall each be entitled to all amounts including but not limited to the Threshold Amount.

                  (c) Limitation on Indemnification.. The right to indemnification under this SECTION 8.2 to the extent based on any breach of any representation or warranty shall terminate on the second anniversary hereof, except that (a) for any claim based on the untruth or inaccuracy of any representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, (b) for any pending claim for indemnity hereunder which shall have been made prior to such termination date, and (c) any claim arising under SECTION 5.1, the right to indemnity shall have no limit as to time and such claim shall not terminate until the final determination and satisfaction of such claim. In addition, no such loss, cost or expense indemnified under this SECTION 8.2 shall be deemed to have been sustained by the Seller Indemnified Parties to the extent of any proceeds received by the Shareholder Indemnified Parties from any insurance policy with respect thereto. Furthermore, the maximum liability under this SECTION 8.2 for Purchaser shall be an amount equal to the Purchase Price, except that there shall be no maximum liability for any claims under clause (i) of this SECTION 8.2(c).

                  (d) Third Party Procedures. In the event any demands or claims are asserted against the Shareholder Indemnified Parties or any actions, suits or proceedings are commenced against any Shareholder Indemnified Party for which Purchaser is obligated to indemnify a Seller Indemnified Party under this SECTION 8.2, then the Shareholder Indemnified Party shall give notice thereof to Purchaser in order to permit Purchaser the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that Purchaser's interest is not materially prejudiced. Within 10 business days after such notice, Purchaser shall assume the defense thereof with counsel chosen by Purchaser or its insurer and reasonably acceptable to the Shareholder Indemnified Party. Purchaser shall not be liable for any costs or expenses incurred by the Shareholder Indemnified Party in connection with any demand, claim, action, suit or proceeding for which Purchaser is obligated to indemnify the Seller Indemnified Party under this SECTION 8.2, provided that Purchaser shall have assumed the defense hereof in accordance with this SECTION 8.2. The Shareholder Indemnified Parties shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If Purchaser does not assume the defense of any such claim or litigation resulting therefrom, (a) the Shareholder Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Purchaser on such terms as the Shareholder Indemnified Party may deem appropriate, and (b) Purchaser shall be entitled to participate in (but not control) the defense of such action, with their own counsel and at its own expense.

                  (e) Other Procedures. In the event any Shareholder Indemnified Party should have a claim against Purchaser that does not involve a third party claim as contemplated by SECTION 8.2(D), the Shareholder Indemnified Party shall deliver a notice of such claim with reasonable promptness to Purchaser. If Purchaser notifies the Shareholder Indemnified Party that it does not dispute the claim described in such notice or fails to notify Purchaser within 30 days after delivery of such notice by the Shareholder Indemnified Party whether Purchaser disputes the claim described in such notice, the amount specified in the Shareholder Indemnified Party's notice will be conclusively deemed a liability of Purchaser and Purchaser shall pay the amount to the Shareholder Indemnified Party on demand.

                  (f) Settlement and Compromise. Purchaser shall not settle or compromise any demands, claims, actions, suits or proceedings for which the Shareholder Indemnified Parties have sought indemnification from Purchaser unless it shall have given the Shareholder Indemnified Parties not less than fifteen (15) days prior written notice of the proposed settlement or compromise and afforded the Shareholder Indemnified Parties an opportunity to consult with Purchaser regarding the proposed settlement or compromise.

                  (g) Manner of Indemnification. All indemnification by Purchaser shall be effected by the payment of cash or delivery of a certified or official bank check within thirty (30) days of the resolution of any such claim. Any and all indemnification payments shall be deemed an adjustment to the Purchase Price.

                  (h) Non-Waiver, Non-Exclusive Remedy. Failure of the Shareholder Indemnified Parties to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect any of Purchaser's obligations with respect thereto except to the extent that Purchaser can demonstrate actual loss and prejudice as a result of such failure. The indemnification provisions contained in this SECTION 8.2 are in addition to, and not in derogation of, any statutory, common law or equitable rights or remedies any party may have for breach of any representation, warranty, covenant or agreement.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         In addition to certain provisions contained in this Agreement, this Agreement may be terminated at any time prior to the Closing Date:

         9.1 Mutual Consent. By mutual consent of Purchaser and the Shareholders.

         9.2 Termination Date. By either party if the transactions contemplated herein are not consummated by June 30, 2001.

         9.3 Breach of Agreement. By Purchaser giving written notice to the Shareholders if any Shareholder is in breach, or by the Shareholders giving written notice to Purchaser if Purchaser is in breach, in any material respect of any material representation, warranty or covenant contained in this Agreement; provided that any such notice shall be followed by a period of ten
(10) days in which the breaching party shall have the opportunity to cure such breach(es).

         9.4 Government Action. By Purchaser or Seller if any court of competent jurisdiction in the United States or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission with telephone confirmation, or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed, three days after the date of mailing, as follows:

         If to Purchaser:           Active IQ Technologies, Inc.
                                    601 Carlson Parkway, Suite 1500
                                    Minnetonka, MN 55305
                                    Attention: Chief Executive Officer
                                    Telephone No.: (952) 449-5000
                                    Facsimile No.: (952) 449-5001

         With a copy to:            Maslon Edelman Borman & Brand, LLP
                                    3300 Wells Fargo Center
                                    90 South Seventh Street
                                    Minneapolis, Minnesota  55402-4140
                                    Attention: William Mower, Esq.
                                    Telephone No.: (612) 672-8358
                                    Facsimile No.: (612) 672-8397

         If to the Shareholders:    The addresses specified across from each
                                    Shareholder's name on SCHEDULE I

         With a copy to:            Holst, Vogel, Erdmann & Vogel
                                    P.O. Box 39
                                    Red Wing, MN  55066
                                    Attn:  Paul M. Zeig, Esq.
                                    Telephone No.: (651) 388-2833
                                    Facsimile No.: (651) 388-2836

         10.2 Knowledge. Whenever any statement herein or in any schedule, exhibit, certificate or other document delivered to any party pursuant to this Agreement is made "to the Company's, the Shareholders' or Purchaser's knowledge" or "to the best of the Company's, the Shareholders' or Purchaser's knowledge" or words of similar intent or effect of any party or its representative, such statement shall be deemed to be made to the best knowledge of the party and, to the extent applicable, its senior management.

         10.3 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto, provided that Purchaser shall have the right to assign to one or more of its Affiliates any and all of its rights under this Agreement. This Agreement (a) shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and (b) is not intended to confer upon any other persons any rights or remedies hereunder.

         10.4 Survivability of Representations and Warranties. The representations and warranties of the Purchaser contained in Article II hereof, and of the Company and the Shareholders contained in


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
Articles III and IV of this Agreement shall survive the Closing and continue in full force for a period of two (2) years.

         10.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Minnesota.

         10.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

         10.7 Publicity. Except as otherwise required by law or rules of any applicable stock exchange, the Company, the Shareholders and Purchaser agree that prior to issuing any press releases and other announcements, whether written or oral, to be made by any of them with respect to the transactions contemplated hereby, such releasing party shall provide written notice to and consult with the other parties hereto (either the Company, the Shareholders or the Purchaser, as the case may be) prior to such release.

         10.8 Complete Agreement. This Agreement, the Other Agreements, the exhibits hereto, the Schedules hereto delivered pursuant to this Agreement, and all Other Agreements contemplated herein or hereby contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings, including but not limited to the letter of intent between certain of the parties.

         10.9 Modifications, Amendments and Waivers. At any time prior to the Closing Date or termination of this Agreement, the parties hereto may, by mutual written agreement:

                  (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

                  waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or in the Schedules hereto or any other document delivered pursuant to this Agreement;

                  waive compliance with any of the covenants or agreements of the other parties contained in this Agreement; and

                  modify any term hereof.

         10.10 Severability. If any provision or portion thereof of this Agreement is held to be illegal, invalid or unenforceable under any present or future law in any jurisdiction, (a) such provision or portion thereof will be fully severable in such jurisdiction, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision or portion thereof had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or portion thereof or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision or portion thereof, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to the maximum extent allowable by law.

         10.11 Setoff. If any of the Shareholders or the Company fails to pay any amounts it or they owe Purchaser or any entity related to Purchaser in any manner ("Setoff Party") pursuant to this Agreement, the Other Agreements, or any other agreement (oral or written) between any of such parties, Purchaser shall have the right to offset such amounts which have not been paid against all amounts which are owed by Purchaser or a Setoff Party to any of the Shareholders or the Company pursuant to any and all obligations. If Purchaser fails to pay any amount it owes to the Shareholders pursuant to this Agreement, the Other Agreements, or any other agreement between Purchaser and the Shareholders, the Shareholders shall have the right to offset such amounts which have not been paid against all amounts which are owed by the Shareholders to Purchaser pursuant to any and all obligations.

         10.12 Payment of Expenses. Except as specifically provided for herein, each of the parties hereto will pay all fees and expenses (including, without limitation, brokerage, investment banking, environmental consulting and accounting fees, as well as legal fees and expenses) incurred by them in connection with the transactions contemplated hereunder. All sales or transfer taxes arising out of the conveyance of the Shares shall be borne by the Shareholders.

         10.13 Further Assurances. If, at any time after the Closing Date, any party shall consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to vest, perfect or confirm in Purchaser title to the Shares, or to consummate any of the transactions contemplated by this Agreement, the appropriate other party(ies) shall, upon request, promptly execute and deliver all such proper deeds, assignments, certificates, filings, instruments and documents and do all things reasonably necessary and proper to vest, perfect or confirm title to the Shares in Purchaser and to otherwise carry out the purpose of this Agreement.

         10.14 Facsimile Execution. This Agreement may be executed by one or more of the parties by facsimile transmitted signature and all parties agree that the reproduction of signatures by way of telecopying device will be treated as though such reproductions were executed originals.

         10.15 Interpretation. All references herein to Articles and Sections refer to Articles and Sections of this Agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this Agreement. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require. The parties acknowledge that this Agreement and the other agreements contemplated hereby were mutually drafted by both parties and that the interpretation thereof will not prejudice any one party due to control of the Agreement.

         10.16 Negotiations. Until all parties have fully executed this Agreement, this Agreement constitutes nonbinding negotiations between the parties hereto and no rights shall arise hereunder.


                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.

       INDIVIDUAL SIGNATURE PAGES FOR THE PURCHASER, THE COMPANY AND EACH
                  SHAREHOLDER IDENTIFIED ON SCHEDULE I FOLLOW.

                         RED WING BUSINESS SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the undersigned has duly executed this Stock Purchase Agreement as of the date first above written.

PURCHASER:                              COMPANY:

ACTIVE IQ TECHNOLOGIES, INC.            RED WING BUSINESS SYSTEMS, INC.

By:      /s/ Kenneth W. Brimmer         By:      /s/ Jon Isackson
   ---------------------------------       ------------------------------------
         Kenneth W. Brimmer                      Jon Isackson
         Chief Executive Officer                 Chief Executive Officer

SHAREHOLDERS:


/s/ Jon Isackson                        /s/ Charlie Pruitt
---------------------------------       ------------------------------------
Jon Isackson                            Charlie Pruitt

/s/ Mitzi Warrington                    /s/ George Vogel
---------------------------------       ------------------------------------
Mitzi Warrington                        George Vogel

/s/ Marvin Miller                       /s/ Jerry O'Brien
---------------------------------       ------------------------------------
Marvin Miller                           Jerry O'Brien

/s/ Steve Thompson                      /s/ Nick Rolfes
---------------------------------       ------------------------------------
Steve Thompson                          Nick Rolfes

/s/ Larry Warrington                    /s/ Gladys Holst
---------------------------------       ------------------------------------
Larry Warrington                        Gladys Holst

/s/ Jim Kelm                            /s/ Bonnie Benda
---------------------------------       ------------------------------------
Jim Kelm                                Bonnie Benda

/s/ Barb Kelm                           /s/ Wilbur Cant
---------------------------------       ------------------------------------
Barb Kelm                               Wilbur Cant

/s/ Angela Warrington Healy             /s/ Robert Fiss
---------------------------------       ------------------------------------
Angela Warrington Healy                 Robert Fiss

/s/ Carol Dicke                         /s/ LeRoy Kimmes
---------------------------------       ------------------------------------
Carol Dicke                             LeRoy Kimmes

/s/ Tom Erdmann                         /s/ Mike Salisbury
---------------------------------       ------------------------------------
Tom Erdmann                             Mike Salisbury

/s/ Mark Machtemes                      /s/ Tom Guettler
---------------------------------       ------------------------------------
Mark Machtemes                          Tom Guettler


/s/ Stuart Warrington                   /s/ Mark Warrington
---------------------------------       ------------------------------------
Stuart Warrington                       Mark Warrington


/s/ Carole Adams                        /s/ Tony Crawford
---------------------------------       ------------------------------------
Carole Adams                            Tony Crawford



[Schedules and Exhibits have been intentionally omitted.]